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               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934



Date of Report (date of earliest event reported):  March 21, 1995

                 LEHMAN BROTHERS HOLDINGS INC.
     (Exact name of registrant as specified in its charter)

                            Delaware
         (State or other jurisdiction of incorporation)

     1-9466                        13-3216325
(Commission File Number)      (IRS Employer Identification No.)


3 World Financial Center
New York, New York            10285
(Address of principal                   (Zip Code)
executive offices)

            Registrant's telephone number, including
                   area code: (212) 526-7000

            ________________________________________


Item 5.   Other Events


First Quarter 1995

     On March 22, 1995, Lehman Brothers Holdings Inc. (the "Registrant") issued a press release with respect to its first quarter 1995 earnings (the "Earnings Release").

     Copies of the Earnings Release follow.

Debt Ratings

     On March 21, 1995, Moody's Investor Service lowered the ratings on the
Registrant's  long-term senior debt from A-3 to Baa-1.   Moody's  confirmed
the Registrants' P-2 rating for its commercial paper.


Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

          The following Exhibits are filed as part of this Report.



               99.1 Press Release Relating to First
                    Quarter 1995 Earnings

               99.2 Selected Statistical Information
                    (Preliminary and Unaudited)

               99.3 Consolidated Statement of Operations
                    (Three Months Ended February 28, 1995)
                    (Preliminary and Unaudited)










     The Exhibit Index to this Report is incorporated herein by reference.



                           SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              LEHMAN BROTHERS HOLDINGS INC.




                                  By:  /s/ Robert Matza__________
                                   Robert Matza
                                   Chief Financial Officer
                                   (Principal Financial Officer)



Date:  March 24, 1995




                               EXHIBIT INDEX



Exhibit No.              Exhibit


Exhibit 99.1        Press Release Relating to
                    First Quarter
                    1995 Earnings

Exhibit 99.2        Selected Statistical
                    Information
                    (Preliminary and Unaudited)

Exhibit 99.3        Consolidated Statement of
                    Operations (Three Months Ended February 28,
                    1995) (Preliminary and Unaudited)


                                                     EXHIBIT 99.1


For Immediate Release    MEDIA CONTACT:    Steven H. Faigen
                                            (212) 526-4379

                         INVESTOR CONTACT: Shaun Butler
                                            (212) 526-8381

                 LEHMAN BROTHERS REPORTS 1995 FISCAL YEAR
                          FIRST QUARTER EARNINGS

      NEW YORK, March 22, 1995 _ Lehman Brothers Holdings Inc.
      (NYSE: LEH) today reported net income of $45 million or $0.31 per share of common stock for the first quarter ended
      February 28, 1995.

      By comparison, the Firm reported net income of $46 million for the fourth quarter of 1994 and $42 million for the first quarter of 1994 (or $73 million before an $18 million aftertax severance charge and a $13 million aftertax charge relating to a change in accounting principle).

      Richard S. Fuld, Jr., Chairman and Chief Executive Officer, said: "Despite the difficult environment, revenues have not varied significantly in any of the last four quarters, while costs have declined. As a result, pre-tax margins have improved for the second quarter in a row. By continuing to focus on cost reduction, enhancing the competitive position of our core businesses and investing to attain critical mass in newer businesses that best leverage existing strengths, we are well positioned to benefit from a market turnaround."

      Net revenues for the first quarter (total revenues less interest expense) were $707 million versus $708 million in the fourth quarter of 1994 and $868 million in the first quarter of 1994. Principal transaction revenues increased 23 percent versus the fourth quarter of 1994, although these revenues remained below the levels achieved in the first quarter of 1994. Investment banking revenues declined as a result of low levels of fixed income and equity origination, which have persisted since the second quarter of 1994.



      Non-interest expenses were $637 million versus $643 million for the fourth quarter of last year and $780 million from last year's first quarter. Compensation and benefits expense was $360 million in the first quarter of 1995. This expense was essentially flat versus the fourth quarter of 1994. Compared to the first quarter of 1994, compensation and benefits expense decreased by 20 percent. Nonpersonnel expenses of $277 million decreased by $40 million on an annualized basis from the fourth quarter of 1994 and $80 million versus the first quarter of 1994, excluding the severance charge. At the end of the first quarter, the Firm's headcount was 8,428 versus 8,512 at the end of the fourth quarter of 1994 and down from a peak of 9,400 employees reached during January of 1994.

      Mr. Fuld added: "Cost reduction remains a priority as the Firm continues to take the steps needed to meet the $300 million annualized savings target set late last year. Headcount continued to decline and nonpersonnel expenses continued their downward trend after reaching a peak in the second quarter of 1994. Using the third quarter of 1994 as a benchmark, total expenses have fallen by approximately $182 million on an annualized basis."

      As of February 28, 1995, Lehman Brothers' stockholders' equity was $3,426 million and total capital (stockholders' equity and long-term debt) was $14,603 million. Book value per common share was $24.69.

      Lehman Brothers is a global investment bank with leadership positions in corporate finance, advisory services, municipal finance and securities sales, trading and research. Lehman Brothers serves the financial needs of corporate, government and institutional clients, and high-net-worth individuals, through offices in major financial centers worldwide.

                                                               EXHIBIT 99.2

LEHMAN BROTHERS HOLDINGS INC.
SELECTED STATISTICAL INFORMATION
(Preliminary and Unaudited)
(Dollars in millions, except per share data)

                                                                        Eleven
                                       Quarters Ended                   months
                                                                        ended
                        2/28/95  11/30/94  8/31/94  6/30/94  3/31/94  November
                                                                         30,
                                                                      1994 (a)


Income Statement
Net Revenues           $  707   $  708     $  719   $  719     $868    $2,738
Non-Interest
Expenses:
Compensation and
Benefits                  360      356        388      364      450     1,413
Non-Personnel
Expenses                  277      287        298      305      297     1,084
After-Tax Income
from Operations
(excluding special
charges)                   45       46         22       32       73       156
Special Charges
(aftertax):
Spin-Off Expenses                                      (12)              (12)
Severance Charge                                                (18)     (18)
Accounting Change                                               (13)     (13)
Net Income                 45       46         22       20       42      113

Financial Ratios (%)
Return on Common
Equity (annualized)        5.1      5.2       1.6       2.8      N/A     4.0
Pre-Tax Operating
Margin (excluding)
special charges)           9.9      9.1       4.6       6.8     14.0     8.8
Compensation &
Benefits/
Net Revenues (b)          50.9     50.3      53.9      50.7     51.8    51.6
Effective Tax Rate        35.8     29.2      35.1      34.6     38.0    33.7

Balance Sheet
Total Assets          $127,000  $109,947  $121,246  $118,511  $112,277
Total Assets
Excluding
Matched Book (c)        85,000    72,457    76,677    74,375    71,147
Common Stockholders'
Equity                   2,718     2,687     2,652     2,602     1,275
Total Stockholders'
Equity                   3,426     3,395     3,360     3,310     2,033
Total Capital (long-
term debt plus stockholders
equity)                 14,603    14,716    14,187    13,877    12,608
Book Value per
Common Share (d)         24.69     24.35     23.97     24.65      N/A

Other Data (#s)
Common Stock
Outstanding     104,494,667  104,537,690  105,528,914  105,554,748   N/A
Employees              8,428       8,512     8,926     8,948      9,292

(a) The results for the month of June 1994 are reflected in both the second and third quarters of 1994. Thus the four quarters of 1994 are not additive.
(b) For the period ended March 31, 1994, compensation expense excludes the severance charge of $33 million.
(c) Matched book is defined as securities purchased under agreements to resell.
(d) Beginning August 31, 1994 this calculation includes restricted stock units granted under the 1994 Lehman Stock Award Program.


                                                               Exhibit 99.3

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF
OPERATIONS
(Preliminary and Unaudited)
(In millions, except per share
data)

                               Three Months   Three Months    Percentage of
                                  Ended          Ended           Dollar
                               February 28,    March 31,          Change
                                   1995      1994 (Note 1)      Inc/(Dec)
                                                                 Lehman
                                                               Businesses

Revenues:
Principal transactions            $ 359          $ 462            (22)%
Investment banking                  137            175            (22)
Commissions                         105            141            (26)
Interest and dividends            2,501          1,527             64
Other                                10             16            (38)
Total revenues                    3,112          2,321             34
Interest expense                  2,405          1,453             66
Net revenues                        707            868            (19)
Non-interest expenses:
Compensation and benefits           360            450            (20)
Brokerage, commissions and
clearance fees                       64             74            (14)
Communications                       47             50             (6)
Professional services                42             42
Occupancy and equipment              45             42               7
Business development                 29             31             (6)
Depreciation and amortization        27             31            (13)
Other                                23             27            (15)
Severance charge                                    33
Total non-interest expenses         637            780            (18)
Income before taxes and
cumulative
effect of change in
accounting principle                 70             88            (20)
Provision for income taxes           25             33            (24)
Income before cummulative
effect of
change in accounting
principle                            45             55            (18)
Cumulative effect of
change in accounting principle                     (13)
Net income                       $   45         $   42             7
Net income applicable to
common stock                     $   34         $   30            13

Number of shares used in
earnings per                       110.2          105.7
common share
computation(Note 2)

Earnings per common share:
Income before cumulative
effect of change in
accounting principle              $0.31          $0.41
Cumulative effect of
change in accounting principle                   (0.12)
Net income                        $0.31          $0.29


Note 1:Certain amounts have been reclassified to conform to the current year's presentation.
Note 2:Pursuant to SEC requirements, the number of common shares used in the 1994 calculation of earnings per share includes shares issued in the spin-off.